                               LNB Bancorp, Inc.

                            Exhibit to Form 10 - K/A

                  (for the fiscal year ended December 31, 1995)

                         S - K Reference Number (99.1)

              Annual report on Form 11-K of The Lorain National Bank
           Employee Stock Ownership Plan (registration number 33-65036)
              for the plan year ended December 31, 1995 filed as an
                  amendment to the annual report on Form 10-K.

                                    4

                     SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON D.C. 20549

                                FORM 11-K

         FOR ANNUAL REPORTS OF EMPLOYEE STOCK PURCHASE, SAVINGS
           AND SIMILAR PLANS PURSUANT TO SECTION 15(d) OF THE
                   SECURITIES EXCHANGE ACT OF 1934






[ X ] ANNUAL REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES
      EXCHANGE ACT OF 1934
For the fiscal year ended December 31, 1995

Note: This Form 11-K is being filed as an amending exhibit to the Form 10-K of LNB Bancorp, Inc. for the fiscal year ended December 31, 1995 pursuant to Rule 15d-21, therefore no fee is required.



[   ] TRANSITION REPORT PURSUANT TO SECTION 15(d) OF THE
      SECURITIES EXCHANGE ACT OF 1934
For the transition period from                  to
                               ----------------    -----------




Commission file number 0-13203




            THE LORAIN NATIONAL BANK EMPLOYEE STOCK OWNERSHIP PLAN
            ------------------------------------------------------
                         (Full title of the plan)



          Lorain National Bank   457 Broadway   Lorain, Ohio 44052-1769
          -------------------------------------------------------------
         (Name of issuer of the securities held pursuant to the plan and the address of its principal executive office)

                                    5

                            REQUIRED INFORMATION

Audited plan financial statements and schedules prepared in accordance with the financial reporting requirements of the Employee Retirement Income Securities Act of 1974, as amended, are filed herewith in lieu of the requirements of an audited statement of financial condition and statement of income and changes in plan equity.

Financial Statements and Exhibits

A) The following financial statements and schedules are filed as part of this annual report.

     1) Statements of Assets Available for Distribution to Participants - December 31, 1995 and 1994

     2) Statements of Changes in Assets Available for Distribution to Participants - Years ended December 31, 1995 and 1994.

     3)   Notes to Financial Statements - December 31, 1995 and 1994

     4) Schedule 1 - Item 27a - Assets Held for Investment Purposes - December 31, 1995

     5) Schedule 2 - Item 27e - Party-In-Interest Transactions - Year ended December 31, 1995

     6)   Schedule 3 - Item 27d - Reportable Transactions -
          Year ended December 31, 1995

B)   The following exhibit is filed as part of this annual report:

     24.  Consent of Independent Accountants

                                    6

(COVER EMBOSSED WITH LOGO)
KPMG Peat Marwick LLP


The Lorain National Bank
Employee Stock Ownership Plan

Financial Statements and Schedules
December 31, 1995 and 1994


(With Independent Auditors' Report Thereon)


                                    7

(LETTERHEAD)
(LOGO)
KPMG Peat Marwick LLP

1500 National City Center
1900 East Ninth Street
Cleveland, OH 44114-3495

                        Independent Auditors' Report
                        ----------------------------
The Board of Directors
The Lorain National Bank
Sponsor of The Lorain National Bank
  Employee Stock Ownership Plan:

We have audited the accompanying statements of assets available for distribution to participants of The Lorain National Bank Employee Stock Ownership Plan (Plan) as of December 31, 1995 and 1994, and the related statements of changes in assets available for distribution to participants for the years then ended. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the assets available for distribution to participants of the Plan as of December 31, 1995 and 1994, and the changes in those assets for the years then ended in conformity with generally accepted accounting principles.

Our audits were performed for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedules of assets held for investment purposes at December 31, 1995, and party-in-interest and reportable transactions for the year ended December 31, 1995, are presented for purposes of additional analysis and are not a required part of the basic financial statements, but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The supplemental schedules have been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.

/s/ KPMG Peat Marwick LLP
Cleveland, Ohio
April 5, 1996

(LOGO)
Member Firm of
Klynveld Peat Marwick Goerdeler

                         THE LORAIN NATIONAL BANK
                       EMPLOYEE STOCK OWNERSHIP PLAN

       Statements of Assets Available for Distribution to Participants

                        December 31, 1995 and 1994


                                                    1995        1994
                                                    ----        ----
Assets available for distribution
to participants
  Short-term cash investments                  $   694,122     204,546
  Investments, at fair value (note 3)
    Common stock - LNB Bancorp, Inc.             2,388,348   1,731,163
    Mutual funds                                        -       96,275
    United States government securities            251,281     972,873
                                               -----------  ----------
           Total investments                     2,639,629   2,800,311

  Employer contribution receivable                  60,000          -
  Dividends and interest receivable                 22,597      16,203
  Due from Federal Reserve Bank                    150,000          -
  Due from LNB Trust Department                      6,331          -
                                               -----------  ----------
            Assets available for
            distribution to participants       $ 3,572,679   3,021,060
                                               ===========  ==========
Assets available for distribution to
    participants
  Assets payable to terminating participants   $   245,310     204,517
  Assets available for continuing participants   3,327,369   2,816,543
                                               -----------  ----------
                                               $ 3,572,679   3,021,060
                                               ===========  ==========

See accompanying notes to financial statements.

                                    9

                           THE LORAIN NATIONAL BANK
                         EMPLOYEE STOCK OWNERSHIP PLAN

  Statements of Changes in Assets Available for Distribution to Participants

                    Years ended December 31, 1995 and 1994


                                                          1995       1994
                                                          ----       ----

Additions
  Investment income - dividends and interest          $   95,447     77,832
  Employer contribution                                  360,000    375,000
  Net appreciation in fair value of investments
    (note 3)                                             286,935    197,709
                                                      ----------- ----------
            Total additions                              742,382    650,541
                                                      ----------- ----------
Distributions to participants                           (190,763)   (35,396)
                                                      ----------- ----------
Increase in assets available for distribution
  to participants                                        551,619    615,145
Assets available for distribution to participants
  Beginning of year                                    3,021,060  2,405,915
                                                      ----------- ----------
  End of year                                         $3,572,679  3,021,060
                                                      =========== ==========

See accompanying notes to financial statements.

                                    10

                           THE LORAIN NATIONAL BANK
                         EMPLOYEE STOCK OWNERSHIP PLAN

                         Notes to Financial Statements

                          December 31, 1995 and 1994



(1)  Description of the Plan
     -----------------------

     The following description of The Lorain National Bank Employee Stock Ownership Plan (Plan) provides only general information. Participants should refer to the Plan agreement for a more complete description of the Plan's provisions.

     (a)   General
           -------

           The Plan is a defined contribution plan sponsored by The Lorain National Bank (Bank), a wholly owned subsidiary of LNB
           Bancorp, Inc., covering substantially all employees of the Bank. An employee is eligible to participate in the Plan after the attainment of age 21 and completion of one year of service, as defined in the Plan. The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA).

           Under the terms of the Plan, the Trust Department of the Bank acts as trustee for the Plan and, as such, manages a trust fund which includes all of the Plan's assets. The trustee has been granted discretionary authority concerning purchases and sales of investments in the trust fund made from employer contributions.

     (b)   Bank Contributions
           ------------------

           The amount of the contribution is determined by the Bank's board of directors in its absolute discretion. The Bank is not required to make a contribution in any specific year. Contributions are allocated to participants' accounts in the proportion each participant's annual compensation bears to the total annual compensation of all participants for that plan year.

      (c)  Voluntary Contributions
           -----------------------

           The Plan does not permit voluntary contributions.

      (d)  Vesting
           -------

           Each participant's vested interest in the Bank's contribution is determined based on the number of years of service, as defined by the Plan. Forfeitures of nonvested employer contributions are made available first to reinstate previously forfeited account balances of former participants. The remaining forfeitures, if any, are used to reduce the contribution of the Bank for the plan year in which such forfeitures occur.

                                                      (Continued)
                                    11

                          THE LORAIN NATIONAL BANK
                        EMPLOYEE STOCK OWNERSHIP PLAN

                        Notes to Financial Statements

      (e)  Distributions Upon Termination of Employment
           --------------------------------------------

           A participant whose employment terminates by reason of retirement on their early retirement date or on their normal retirement date, receives their vested benefits. The participant may elect distribution of their vested benefits either in a single distribution or in annual, semiannual, quarterly, or monthly installments.

           A participant whose employment is terminated for any reason other than those designated above may receive a single distribution of their vested benefits.

      (f)  Plan Termination
           ----------------

           Although it has not expressed any intention to do so, the Bank has the right to terminate the Plan subject to the provisions set forth in ERISA. In the event of Plan termination, the assets of the Plan will be allocated as prescribed by ERISA and its related regulations.

      (g)  Plan Administrator
           ------------------

           The plan administrator is the president and chief executive officer of the Bank.

(2)   Summary of Significant Accounting Policies
      ------------------------------------------

      (a)  Basis of Presentation
           ---------------------

           The accompanying financial statements of the Plan have been prepared on an accrual basis of accounting.

      (b)  Investments
           -----------

           The fair value of investments and changes therein are determined through the use of current quoted market values. Purchases and sales are recorded on a trade date basis. Interest income is recorded on the accrual basis.

       (c) Use of Estimates in the Preparation of Financial Statements.
           ------------------------------------------------------------

           The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect reported amounts. Actual results could differ from those estimates.


                                                              (Continued)

                          THE LORAIN NATIONAL BANK
                         EMPLOYEE STOCK OWNERSHIP PLAN

                         Notes to Financial Statements

(3)   Investments
      -----------

      The following table presents the fair values of investments at December 31, 1995 and 1994:
                                         1995                 1994
                                 --------------------  --------------------
                                 Number of             Number of
                                 Shares or    Fair     Shares or    Fair
                                   Units      Value      Units      Value
                                 ---------    -----    ---------    -----
      Common stock
        LNB Bancorp, Inc.         86,849  $ 2,388,348   57,466  $ 1,731,163
      Mutual funds
        Benchmark Mutual Fund        -            -      9,608       96,275
      United States Treasury Bills
        $200,000, 5.830%, due
          March 9, 1995              -            -        -        197,910
        $200,000, 6.330%, due
          June 8, 1995               -            -        -        194,490
        $200,000, 5.200%, due
          July 27, 1995              -            -        -        192,520
      United States Treasury Notes
        $150,000, 4.250%, due
          December 31, 1995          -            -        -        145,687
        $150,000, 6.875%, due
          October 31, 1996           -        151,969      -        147,938
        $100,000, 4.375%, due
          November 15, 1996          -         99,312      -         94,328
                                            ---------             ---------
               Total investments          $ 2,639,629           $ 2,800,311
                                            =========             =========

      During the years ended December 31, 1995 and 1994, the Plan's investments (including investments bought, sold, as well as held during the year) appreciated (depreciated) in value by $286,935 and $197,709, respectively, as follows:
                                                        1995        1994
                                                        ----        ----
                 LNB Bancorp, Inc.                  $ 260,628     220,987
                 Mutual funds                           9,992      (6,190)
                 United States government securities   16,315     (17,088)
                                                      -------     -------
                                                    $ 286,935     197,709
                                                      =======     =======
(4)   Administrative Expenses
      -----------------------

      The administrative expenses of the Plan are paid by the Bank.

(5)   Federal Income Taxes
      --------------------

      The Plan has obtained a favorable determination letter under the provisions of Section 401.1(b)(3) of the Internal Revenue Code and is exempt from federal income taxes.
                                    13

                                                                  Schedule 1
                                                                  ----------
                           THE LORAIN NATIONAL BANK
                         EMPLOYEE STOCK OWNERSHIP PLAN

                              EIN: 34-0869480
                              Plan Number: 002

                Item 27a - Assets Held for Investment Purposes
                         (At the end of the Plan Year)
                               December 31, 1995

Column A     Column B                   Column C                Column D
- --------  ------------------   --------------------------    -------------
                               Description of Investment
          Identity of Issue,   Including Maturity Date,
          Borrower, Lessor,    Rate of Interest, Collateral,
          or similiar party    Par or Maturity Value             Cost
          ------------------   --------------------------    -------------
*         LNB Bancorp, Inc.      86,849 shares of common     $ 1,558,248
                                   stock                     -------------
          Lorain National Bank   Mututal Funds
                                   Treasury Trust Fund           694,122
                                                             -------------
          United States Treasury United States Treasury Notes
                                 $150,000 par value, due
                                   October 31, 1996              149,987
                                 $100,000 par value, due
                                   November 15, 1996              99,819
                                                             --------------
                   Total United States government securities     249,806
                                                             --------------
                   Total investments                         $ 2,502,176
                                                             ==============


Item 27a - Assets Held for Investment Purposes Continued

Column A     Column B                   Column C                Column E
- --------  ------------------   --------------------------    -------------
                               Description of Investment
          Identity of Issuer   Including Maturity Date,
          Borrower, Lessor     Rate of Interest, Collateral,  Current
          or Similiar Party    Par or Maturity Value          Value
          ------------------   --------------------------    -------------
*         LNB Bancorp, Inc.      86,849 shares of common     $ 2,388,348
                                   stock                     -------------
          Lorain National Bank   Mututal Funds
                                   Treasury Trust Fund           694,122
                                                             -------------
          United States Treasury United States Treasury Notes
                                 $150,000 par value, due
                                   October 31, 1996              151,969
                                 $100,000 par value, due
                                   November 15, 1996              99,312
                                                             --------------
                   Total United States government securities     251,281
                                                             --------------
                   Total investments                         $ 3,333,751
                                                             ==============

*Party-in-interest

See accompanying independent auditor's report.

                                                                 Schedule 2
                                                                 ----------

                           THE LORAIN NATIONAL BANK
                         EMPLOYEE STOCK OWNERSHIP PLAN

                              EIN: 34-0869480
                              Plan Number: 002

                   Item 27e - Party-in-Interest Transactions

                         Year ended December 31, 1995




Transactions in common stock of LNB Bancorp Inc., 100 percent owner of the Bank, during the year ended December 31, 1995:

                                                    Number of    Fair
                                                     Shares      Value
                                                    ---------  ----------

Balance at December 31, 1994                          57,466  $ 1,731,163

  Stock split - 5 for 4                               13,845        -
  Purchases                                           18,958      499,292
  Distributions                                       (3,420)    (102,735)
  Net appreciation                                      -         260,628
                                                      ------   ----------
Balance at December 31, 1995                          86,849  $ 2,388,348
                                                      ======   ==========

See accompanying independent auditors' report.

                                                                   Schedule 3
                                                                   ----------
                          THE LORAIN NATIONAL BANK
                        EMPLOYEE STOCK OWNERSHIP PLAN

                               EIN: 34-0860480
                              Plan Number: 002

                      Item 27d - Reportable Transactions

                               December 31, 1995


Series transactions, when aggregated, involving an amount in excess of 5 percent of the current value of plan assets:

     Column A               Column B          Column C   Column D   Column E
- ---------------------- ---------------------- ---------  -------- -------------
                                                                   Total Dollar
   Identity of             Description        Number of  Number      Value of
   Party Involved           of Assets         Purchases  of Sales    Purchases
- ---------------------- ---------------------- ---------  --------  ------------
LNB Bancorp, Inc.      LNB Bancorp, Inc.           8         -        $499,291
                        Common Stock

United States Treasury United States Treasury
                        Notes                      -          4           -

Lorain National Bank   Benchmark Mutual Fund       -          1           -

Lorain National Bank   Treasury Trust Fund        26          -     $1,083,245

Lorain National Bank   Treasury Trust Fund         -         22           -

Item 27d -  Reportable Transactions Continued

    Column B             Column F   Column G   Column H         Column I
- ---------------------- ------------ --------- ----------------  --------
                       Total Dollar           Current Value of
   Description           Value of    Cost of      Asset on      Net Gain
    of Assets             Sales       Asset   Transaction Date  or (Loss)
- ---------------------- ------------ --------- ----------------  ---------
LNB Bancorp, Inc.           -           -           $499,291        -
 Common Stock

United States Treasury
 Notes                  $581,761     $580,136       $581,761     $1,625

Benchmark Mutual Fund   $106,267     $100,000       $106,267     $6,267

Treasury Trust Fund         -            -        $1,083,245       -

Treasury Trust Fund     $593,668     $593,668       $593,668       -



See accompanying independent auditor's report.

                               SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the plan administrator has duly caused this annual report to be signed on its behalf by the undersigned hereunto duly authorized.



          THE LORAIN NATIONAL BANK EMPLOYEE STOCK OWNERSHIP PLAN
          ------------------------------------------------------
                              (Name of Plan)




Date: June 24, 1996           By: /s/ Gregory D. Friedman
      -------------               -----------------------
                                  Gregory D. Friedman
                                  Senior Vice President
                                  Chief Operating Officer and
                                  Chief Financial Officer


                                  /s/ Mitchell J. Fallis
                                  ----------------------
                                  Mitchell J. Fallis
                                  Vice President and
                                  Chief Accounting Officer

                           The Lorain National Bank
                         Employee Stock Ownership Plan

                            Exhibit to Form 11 - K

               (for the fiscal year ended December 31, 1995)

                          S - K Reference Number (24)


                     Consent of Independent Accountants.

(LETTERHEAD)
(LOGO)
KPMG Peat Marwick LLP

1500 National City Center
1900 East Ninth Street
Cleveland, OH 44114-3495

                       Consent of Independent Accountants
                       ----------------------------------

The Board of Directors
LNB Bancorp, Inc.:

We consent to the incorporation by reference in the Registration Statement No. 33-65036 of LNB Bancorp, Inc. of our report dated April 5, 1996, relating to the statements of assets available for distribution to participants of The Lorain National Bank Employee Stock Ownership Plan as of December 31, 1995, and 1994, and the related statements of changes in assets available for distribution to participants for the years then ended, which report appears in Amendment No. 1 to the 1995 annual report on Form 10-K of LNB Bancorp, Inc.

/s/ KPMG Peat Marwick LLP
Cleveland, Ohio
June 24, 1996

(LOGO)
Member Firm of
Klynveld Peat Marwick Goerdeler